UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

Not Applicable
(I.R.S. Employer
Identification Number)
 800 West El Camino Real, Suite 350
Mountain View, California 94040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On October 21, 2020, Elastic N.V. (“Elastic” or the “Company”) held an annual general meeting of shareholders (the “Annual Meeting”) at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, The Netherlands.

As of the close of business on September 23, 2020, the record date for the Annual Meeting (the “Record Date”), there were 86,784,448 ordinary shares of Elastic issued and outstanding and entitled to vote at the Annual Meeting, which excludes 35,937 ordinary shares held in treasury and not entitled to vote. As of the Record Date, there were no preferred shares of Elastic issued and outstanding. At least one-third of the issued Elastic shares were present or represented at the Annual Meeting with respect to the proposals below, constituting a quorum for purposes of each proposal.

(b) The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 – Election of Jonathan Chadwick and Michelangelo Volpi as non-executive directors, each for a term of three (3) years, ending at the close of the 2023 annual general meeting of shareholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Jonathan Chadwick	58,844,333	9,880,468	292,245	6,571,466
Michelangelo Volpi	58,827,484	9,900,538	289,024	6,571,466

Jonathan Chadwick and Michelangelo Volpi were appointed by the general meeting in accordance with the Articles of Association.

Proposal No. 2 – Adoption of the Company’s Dutch statutory annual accounts for the fiscal year ended April 30, 2020 (“Fiscal Year 2020”), which are prepared in accordance with International Financial Reporting Standards:

For	Against	Abstain	Broker Non-Votes
75,228,299	27,365	332,848	—

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 3 – Grant of full discharge of the Company’s executive director from his liability with respect to the performance of his duties as an executive director of the Company during Fiscal Year 2020:

For	Against	Abstain	Broker Non-Votes
68,537,685	119,704	359,657	6,571,466

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 4 – Grant of full discharge of the Company’s non-executive directors from their liability with respect to the performance of their duties as non-executive directors of the Company during Fiscal Year 2020:

For	Against	Abstain	Broker Non-Votes
68,554,044	119,336	343,666	6,571,466

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 5 – Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021:

For	Against	Abstain	Broker Non-Votes
75,177,624	152,753	258,135	—

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 6 – Authorization of the Company’s board of directors to repurchase shares in the capital of the Company:

For	Against	Abstain	Broker Non-Votes
75,085,241	89,381	413,890	—

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed.

Proposal No. 7 – Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
68,656,212	20,614	57,395	282,825	6,571,466
The shareholders approved, on a non-binding advisory basis, to hold future non-binding advisory votes on the compensation of the Company's named executive officers every year.

In accordance with the voting results, the Company's board of directors has determined that the Company will conduct future non-binding advisory votes on the compensation of the Company's named executive officers every year until the next shareholder advisory vote on the frequency of advisory votes on executive compensation. The next required non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2026 annual general meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2020

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer